Exhibit 10.2

EQUITY OWNERSHIP INTEREST TRANSFER AGREEMENT

This Equity Ownership Interest Transfer Agreement (this “Agreement”) is dated as of October 10, 2014, and is by and between Spire Corporation (the “Transferor”), a Massachusetts corporation, and SPI-Trust (the “Transferee”), established under a declaration of trust dated October 30, 1996, a certified copy of which is recorded with the Middlesex County District Registry of Deeds at Book 12970, Page 625. The foregoing named parties are hereinafter collectively referred to as “Parties” and each a “Party”.

WHEREAS, the Transferor owns 310,549 Series A Preferred Units (the “Transferred Units”) of N2 Biomedical LLC, a Delaware limited liability company (the “Company”), which Transferred Units represent 19.9% of the total equity ownership of the Company;

WHEREAS, the Transferor currently owes the Transferee, pursuant to that certain Lease Agreement, dated as of September 1, 2008, by and between Roger G. Little, Trustee of SPI-Trust and Spire Corporation (as amended from time to time, the “Lease”), back rent from October 1, 2013 through October 31, 2014 (the “Past-Due Rent”), and whereas the Parties have agreed, pursuant to an amendment to the Lease in the form attached hereto as Exhibit A, among other things that for the period from November 1, 2014 through and including July 31, 2015 Transferor shall not be required to pay any Base Rent (as defined in the Lease) (the amount of such Base Rent, not including any payments for taxes, common area charges or facility charges required to be paid by the Transferor under the Lease, is the “Anticipated Rent Payments” and collectively with the Past-Due Rent, the “Forgiven/Prepaid Rent”);

WHEREAS, the Transferor desires to transfer to the Transferee, and the Transferee desires to purchase and accept from the Transferor, the Transferred Units as payment in full of all Past Due Rent, all on terms and conditions set forth in this Agreement;

WHEREAS, the Transferor desires to enter into a Promissory Note with Transferee in satisfaction of the Anticipated Rent Payments and as further consideration for the Lease Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties agree as follows:

ARTICLE 1: EQUITY TRANSFER; CONSIDERATION

1.1
Sale and Purchase. The Transferor hereby sells, transfers, assigns and delivers to the Transferee, and the Transferee hereby purchases and accepts from the Transferor, the Transferred Units, free and clear of Liens (as defined below).

1.2	Consideration.

(a)
As consideration for the sale and delivery of the Transferred Units, the Transferee hereby (forgives and forever waives and discharges the Past-Due Rent, including any fees and penalties with respect thereto that may be due and owing under the Lease,

(b)
As consideration for the Promissory Note attached hereto as Exhibit A, the Transferee (i) acknowledges and agrees that all Anticipated Rent Payments are hereby prepaid in full, and (ii) agrees to enter into an amendment to the Lease in the form attached hereto as Exhibit B (the “Lease Amendment).

(c)
The Parties acknowledge and agree that the consideration specified in Section 1.2(a) is the total amount to be paid by the Transferee to the Transferor for the Transferred Units, and the Transferee shall not be responsible for any future or additional payment to the Transferor with respect to the Transferred Units under this Agreement. By its execution of the signature page hereto, the Transferee has thereby adopted, accepted and agreed to be bound by all of the terms and provisions of that certain Amended and Restated Limited Liability Company Agreement, dated as of September 18, 2013, by and among the Company and its members (the “N2 Operating Agreement”), as required by Section 9.01(d) of the N2 Operating Agreement.

(d)
The Transferor understands and acknowledges that: (i) it is not obligated to enter into this Agreement, but is doing so of its own free will without interference, influence or coercion by Transferee; (ii) it has had the opportunity to consult with attorneys, appraisers, accountants and other advisors and consultants of its choice for advice concerning the terms of this Agreement and the fair value of the Transferor’s interest in the Transferred Units; and (iii) the consideration to be received by Transferor pursuant to the terms of this Agreement represents full, fair and adequate consideration for the conveyance of the Transferred Units to Transferee.

1.3
Tax. Each of the Transferor and the Transferee shall be responsible for the payment of its own respective taxes and other governmental levies relating to the transactions contemplated under this Agreement.

ARTICLE 2: CLOSING DELIVERABLES

The sale of the Transferred Units is subject to and conditioned upon the satisfaction of each of the following conditions either prior to, or concurrent with, the execution of this Agreement:

(a)
A certificate of the Secretary of the Transferor certifying (i) the resolutions adopted by the Board of Directors of the Transferor authorizing the transaction contemplated by this Agreement and (ii) that such resolutions have not been modified or rescinded and remain in full force and effect;

(b)	Transferee has received evidence that the Company has obtained all consents and/or taken all actions necessary in connection with the transfer of the Transferred Units;

(c)
The Transferee has received (i) confirmation satisfactory to it in its sole discretion that the transactions contemplated by this Agreement do not violate any financing document (including, without limitation, any letter-of-credit document) entered into by the Transferor and/or (ii) a written statement of such bank or letter-of-credit issuer approving the transactions contemplated by this Agreement and formally releasing any security interest in the Transferred Units;

(d)	The Note Purchase and Assignment Agreement by and between Transferor and Roger Little, as Purchaser, of even date herewith, shall have been executed;

(e)	The Lease Amendment between Transferor and Transferee, of even date herewith, shall have been executed; and

(f)
Any other documents, certificates, or instruments, including instruments of transfer, necessary or desirable to effectuate the transactions contemplated by this Agreement, as requested by the Transferee.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of Transferor. The Transferor hereby represents and warrants to the Transferee as follows:

(a)
Organization. The Transferor is a corporation, duly organized and validly existing under the laws of the Commonwealth of Massachusetts, has the power and authority to own its property and to carry on its business as now being conducted, and is qualified to do business in every jurisdiction where such qualification is necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Transferor.

(b)
Authority and Power. The Transferor has the right and power to make, execute, deliver and perform its obligations under this Agreement. The making, execution, delivery and performance of this Agreement have been duly authorized by all the necessary action of the Transferor, and will not violate any provision of law, any order of any court or other agency of government, or the corporate charter or by-laws of the Transferor, or result in or constitute a breach of, or default or violation under, or require any consent under, any agreement, indenture or other instrument to which the Transferor is a party or by which its assets are bound. Other than as specifically contemplated by this Agreement, no action or consent of any other party and no registration or filing with or consent, approval, authorization or declaration of any governmental authority, bureau or agency, commission or court, is required, in connection with the execution, delivery, performance, of this Agreement, or the transactions contemplated hereby.

(c)
Binding Agreement. This Agreement constitutes the valid and legally binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally and to equitable principles).

(d)
Liens. The Transferor has good, valid, and marketable title to the Transferred Units free and clear of any liens, charges, pledges, taxes, security interests, options, warrants, purchase rights, contracts, commitments, claims, derivative rights, voting trusts, transfer restrictions or other encumbrances (collectively, “Liens”). Except for the N2 Operating Agreement, no other agreement governing or affecting the Transferred Units exists between the Transferor and other parties.

(e)
Litigation. Except as disclosed to Transferee on Schedule 3.1(e) attached hereto, no suit, action or legal, administrative, arbitrative or other proceeding or, to the best of the Transferor’s knowledge, any investigation by any governmental agency or third party, is pending or, to the best of the Transferor’s knowledge, has been threatened against the Transferor, which relates to the Transferred Units or which questions the validity or legality of this Agreement or any action taken or to be taken in connection with this Agreement, or which could adversely affect the ability of the Transferor to consummate the transactions contemplated by this Agreement or which could adversely affect the value of the Transferred Units. Transferor is not aware of any suits, actions, proceedings or investigations against the Company which may relate to the Transferred Units or which questions the validity or legality of this Agreement, the Transferred Units or which could adversely affect the value of the Transferred Units.

3.2	Representations and Warranties of the Transferee. The Transferee hereby represents and warrants to the Transferor as follows:

(a)	Organization. The Transferee is a duly organized and validly constituted trust existing and in good standing under the laws of the Commonwealth of Massachusetts.

(b)
Authority and Power. The Transferor has the right and power to make, execute, deliver and perform its obligations under this Agreement. The making, execution, delivery and performance of this Agreement have been duly authorized by all the necessary action of the Transferor, and will not violate any provision of law, any order of any court or other agency of government, or result in or constitute a breach of, or default or violation under, or require any consent under, any agreement, indenture or other instrument to which the Transferor is a party or by which its assets are bound. No action or consent of any other party and no registration or filing with or consent, approval, authorization or declaration of any governmental authority, bureau or agency, commission or court, is required, in connection with the execution, delivery, performance, of this Agreement, or the transactions contemplated hereby.

(c)
Operating Agreement. The Transferee is fully aware that: (i) the Transferred Units are subject to restrictions on transferability and resale and may not be transferred or sold except in compliance with applicable federal, state and foreign securities laws, pursuant to registration thereunder or exemption therefrom; and (ii) transfer, resale or other disposition of the Transferred Units is further restricted as provided in the N2 Operating Agreement. The Transferee has been furnished with, and has carefully read, the N2 Operating Agreement. In considering its investment in the Company, the Transferee has not relied upon any representations made by, or other information (whether oral or written) furnished by, or on behalf of, the Company, any manager or member of the Company or any director, officer, member, employee, agent or affiliate of such persons. The Transferee has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that an investment in the Company is a suitable investment for it.

(d)
Binding Agreement. This Agreement constitutes the valid and legally binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or similar laws affecting creditors’ rights generally and to equitable principles).

ARTICLE 4: MISCELLANEOUS

4.1
Notices. All notices, requests and demands to or upon the respective parties hereto under this Agreement shall be deemed to have been given or made when mailed by registered or certified United States mail, return receipt requested, or, in the case of hand delivery, overnight courier, or fax on the date when delivery is made, addressed as follows, or to such other addresses as may hereafter be designated in writing by the respective parties hereto:

The Transferor:        Spire Corporation
One Patriots Park
Bedford, MA 01730
Attn: Chief Executive Officer
Facsimile: 781-275-7470

With a copy to:
_____________________
_____________________
_____________________

The Transferee:        SPI-Trust
_____________________
_____________________
Facsimile:

With a copy to:
Nixon Peabody LLP
1300 Clinton Square
Rochester, NY 14604
Attn: Christian Hancey

4.2
No Waiver, Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of any Party, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any other right, power or privilege hereunder or thereunder preclude any other or further exercise hereof or thereof or the exercise of any other right, power or privilege. The rights and remedies of each Party hereunder are cumulative and not exclusive of any rights or remedies provided by law, and all such rights and remedies may be exercised singly or concurrently.

4.3
Survival of Agreement, etc. Except as otherwise set forth in this Agreement, all agreements, representations and warranties made herein, and in any certificate, financial or other statement furnished at any time under or in connection with this Agreement, shall survive the delivery of this Agreement. The representations and warranties set forth in Section 3.1 shall terminate on the date one year following the date of this Agreement.

4.4
Further Action. Each Party agrees that at any time and from time to time, upon the request of any other Party, it will execute, deliver and acknowledge or cause to be executed, delivered or acknowledged such further documents and instruments and do such other acts and things as such Party may reasonably request in order to fully effect the purposes of this Agreement.

4.5
Entire Agreement; Modifications. This Agreement and Lease Amendment constitute the entire agreement between the Parties with respect to the subject matter hereof, supersedes any prior expression of intent or understanding relating hereto and may only be modified or amended by a written instrument signed by the Parties.

4.6
Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Suffolk County, Massachusetts before one (1) arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and in accordance with the Expedited Procedures in those Rules. Judgment on any award may be entered in any court having jurisdiction. This clause shall not preclude any Party from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

4.7	Successors. This Agreement shall be binding upon the Parties and shall inure to the benefit of their respective successors and assigns.

4.8
Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any persons, entities or any circumstance, is invalid or unenforceable, then (i) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

4.9
Counterparts. This Agreement may be executed by any one or more of the Parties in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any Party by facsimile or other electronic transmission.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed under seal by their duly authorized representatives as of the date first written above.

Transferor        Tranferee

SPIRE CORPORATION        SPI-TRUST

By:     /s/ Rodger W. LaFavre        By:     /s/ Roger G. Little

Name:    Rodger W. LaFavre        Name:    Roger G. Little

Title:    President & CEO        Title:    Trustee